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                                                                     EXHIBIT 4.6

                                   AMENDMENT
                                       TO
                         SECURITY CAPITAL PACIFIC TRUST
                         401(k) SAVINGS PLAN AND TRUST
                         -----------------------------

     WHEREAS, Security Capital Pacific Trust (the "Company") maintains the Security Capital Pacific Trust 401(k) Savings Plan and Trust (the "Plan"); and

     WHEREAS, amendment of the Plan is now considered desirable;

     NOW, THEREFORE, IT IS RESOLVED that, by virtue and in exercise of the amending power reserved to the Company under the Plan, the Plan is hereby amended effective July 1, 1998 in the following particulars:

     1. By changing the name of the sponsor of the Plan to "Archstone Communities Trust" and substituting that name for each reference to "Security Capital Pacific Trust" wherever it appears in the Plan.

     2. By changing the name of the Plan to "Archstone Communities Trust 401(k) Savings Plan and Trust" and substituting that name for each reference to "Security Capital Pacific Trust 401(k) Savings Plan and Trust", wherever it appears in the Plan.